Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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August 21, 2013

American Apparel, Inc.

747 Warehouse Street

Los Angeles, California 90021

Re:	American Apparel, Inc. and the Guarantors
Listed on Schedule I hereto
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to American Apparel, Inc., a Delaware corporation (the “Issuer”), and each of the entities listed on Schedule I hereto (collectively, the “Guarantors” ) in connection with the public offering of up to $225,451,960 aggregate principal amount of the Issuer’s 13.0% Senior Secured Notes due 2020 (the “Exchange Notes”).  The Indenture, dated as of April 4, 2013, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee and collateral agent (the “Trustee,” and such indenture, the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture.  The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 13.0% Senior Secured Notes due 2020 of the Issuer issued on April 4, 2013 (the “Original Notes”) and the guarantees thereof by the Guarantors, as contemplated by the Registration Rights Agreement, dated as of April 4, 2013 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives of the initial purchasers of the Original Notes listed on Schedule I thereto.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

American Apparel, Inc.
August 21, 2013

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                               the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                              an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c)                               an executed copy of the Registration Rights Agreement;

(d)                             the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e)                               the form of global certificates to be used to evidence the Exchange Notes included in the Indenture (the “Exchange Note Certificates”);

(f)                                an executed copy of a certificate for the Issuer and each of the Guarantors of Glenn A. Weinman, Secretary of the Issuer and each of the Guarantors, dated the date hereof (the “Secretaries’ Certificate”);

(g)                              a copy of the Issuer’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of March 13, 2013, and certified pursuant to the Secretaries’ Certificate;

(h)                              a copy of each of the Guarantors’ Articles of Incorporation or Articles of Organization, as applicable, certified by the Secretary of State of the State of California as of March 22, 2013 or March 23, 2013, as applicable, and certified pursuant to the Secretaries’ Certificate;

(i)                                  a copy of the Issuer’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretaries’ Certificate;

(j)                                  a copy of each of the Guarantors’ Bylaws, as amended and in effect as of the date hereof, or Limited Liability Company Agreement, as applicable, each certified pursuant to the Secretaries’ Certificate;

(k)                              a copy of certain resolutions of the Board of Directors of the Issuer, adopted on March 26, 2013,  and certain resolutions of the Pricing Committee thereof, adopted on March 26, 2013, certified pursuant to the Secretaries’ Certificate;

American Apparel, Inc.
August 21, 2013

(l)                                  a copy of certain resolutions of the board of directors or other governing body, as applicable, of each of the Guarantors, adopted on March 26, 2013, certified pursuant to the Secretaries’ Certificate; and

(m)                          the documents delivered at the closing of the issuance of the Original Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the General Corporation Law of the State of California (the “CGCL”), (iii) the Beverly-Killea Limited Liability Company Act of the State of California (the “CLLCA”)  and (iv) the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such law (other than Opined on Law) on the opinions stated herein.

The Indenture, the Registration Rights Agreement, the Original Note Certificates and the Exchange Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.                                    The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate action on the part of the Issuer under the DGCL and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute binding obligations of the Issuer under the laws of the State of New York.

2.                                    The Guarantee of each of the Guarantors (other than KCL Knitting, LLC (“KCL”)) has been duly authorized by all requisite corporate or limited liability company, as

American Apparel, Inc.
August 21, 2013

applicable, action on the part of such Guarantor under the CGCL or the CLLCA, as applicable. The Guarantee of KCL has been duly authorized on behalf of KCL by all requisite limited liability company action on the part of American Apparel (USA), LLC (“AA USA”), in its capacity as sole member of KCL, under the CLLCA.  When the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, each of the Guarantees will constitute the binding obligation of the applicable Guarantor under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                               the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                              except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(c)                               we do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(d)                             we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.03 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture and the Guarantees;

(e)                               we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(f)                                to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein  are subject to the qualification that such enforceability may be subject to, in each case, (i) the  exceptions and limitations in New York General Obligation Law sections 5-1401 and 5-1402 and (ii) principles of  comity or constitutionality.

American Apparel, Inc.
August 21, 2013

In addition, in rendering the foregoing opinions we have assumed that, except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, neither the execution and delivery by the Issuer and each of the Guarantors of the Transaction Agreements to which it is a  party nor the performance by the Issuer and each of the Guarantors of their respective obligations under the Transaction Agreements to which it is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Issuer or any of the Guarantors or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Issuer as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or any of the Guarantors or their respective property is subject, (iii) violates or will violate any law, rule or regulation to which the Issuer or any of the Guarantors or their respective property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

1.            American Apparel (USA), LLC, a California limited liability company

2.            American Apparel Dyeing & Finishing, Inc., a California corporation

3.            KCL Knitting, LLC, a California limited liability company

4.            American Apparel Retail, Inc., a California corporation

5.            Fresh Air Freight, Inc., a California corporation